EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C:
  Submission of matters to a vote of Security holders.

EXHIBIT C:
  Attachment to item 77H:
  Changes in control of Registrant.

EXHIBIT D:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3
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EXHIBIT A:
REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
American Skandia Master Trust

In planning and performing our audit of the financial statements of ASMT T. Rowe Price International Equity Portfolio, ASMT Janus Capital Growth Portfolio, ASMT INVESCO Equity Income Portfolio, ASMT PIMCO Total Return Bond Portfolio and ASMT JPM Money Market Portfolio of American Skandia Master Trust (the "Trust") for the year ended October 31, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1999.

This report is intended solely for the information and use of management, the Board of Trustees and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
December 15, 1999



EXHIBIT B
Item 77C

I. A Meeting of the Interestholders of the ASMT T. Rowe
Price International Equity Portfolio of the Registrant was held on May 27, 1999 for the following purposes:

1.	To approve a distribution plan for American
Skandia Master Trust pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan for American Skandia Master Trust pursuant to rule 12b-1 under the Investment Company Act of 1940:

91.42%  of the interests in the Portfolio voted for,

3.73%  of the interests in the Portfolio voted against, and

4.84%  of the interests in the Portfolio abstained.

2.	To authorize the Board of Trustees of American
Skandia Master Trust to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Trustees of American Skandia Master Trust to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders:

85.65% of the interests in the Portfolio voted for,

10.17% of the interests in the Portfolio voted against, and

4.18% of the interests in the Portfolio abstained.

II. A Meeting of the Interestholders of the ASMT Janus
Capital Growth Portfolio of the Registrant was held on May 27, 1999 for the following purposes:

1.	To approve a distribution plan for American
Skandia Master Trust pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan American Skandia Master Trust pursuant to rule 12b-1 under the Investment Company Act of 1940:

92.98% of the interests in the Portfolio voted for,

2.85% of the interests in the Portfolio voted against, and

4.17% of the interests in the Portfolio abstained.

2.	To authorize the Board of Trustees of American
Skandia Master Trust to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Trustees of American Skandia Master Trust to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders:

85.34% of the interests in the Portfolio voted for,

9.02% of the interests in the Portfolio voted against, and

5.36% of the interests in the Portfolio abstained.

III. A Meeting of the Interestholders of the ASMT INVESCO
Equity Income Portfolio of the Registrant was held on May 27, 1999 for the following purposes:

1.	To approve a distribution plan for American
Skandia Master Trust pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan American Skandia Master Trust pursuant to rule 12b-1 under the Investment Company Act of 1940:

92.10% of the interests in the Portfolio voted for,

2.54% of the interests in the Portfolio voted against, and

5.64% of the interests in the Portfolio abstained.

2.	To authorize the Board of Trustees of American
Skandia Master Trust to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Trustees of American Skandia Master Trust to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders:

85.03% of the interests in the Portfolio voted for,

8.94% of the interests in the Portfolio voted against, and

6.03% of the interests in the Portfolio abstained.

IV. A Meeting of the Interestholders of the ASMT Total
Return Bond Portfolio of the Registrant was held on May
27, 1999 for the following purposes:

1.	To approve a distribution plan for American
Skandia Master Trust pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan American Skandia Master Trust pursuant to rule 12b-1 under the Investment Company Act of 1940:

87.06% of the interests in the Portfolio voted for,

2.60% of the interests in the Portfolio voted against, and

10.34% of the interests in the Portfolio abstained.

2.	To authorize the Board of Trustees of American
Skandia Master Trust to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Trustees of American Skandia Master Trust to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders:

78.84% of the interests in the Portfolio voted for,

10.96% of the interests in the Portfolio voted against, and

10.20% of the interests in the Portfolio abstained.

V. A Meeting of the Interestholders of the ASMT JPM Money
Market Portfolio of the Registrant was held on May 27, 1999 for the following purposes:

1.	To approve a distribution plan for American
Skandia Master Trust pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan American Skandia Master Trust pursuant to rule 12b-1 under the Investment Company Act of 1940:

89.72% of the interests in the Portfolio voted for,

3.63% of the interests in the Portfolio voted against, and

6.64% of the interests in the Portfolio abstained.

2.	To authorize the Board of Trustees of American
Skandia Master Trust to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Trustees of American Skandia Master Trust to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders:

84.36% of the interests in the Portfolio voted for,

10.76% of the interests in the Portfolio voted against, and

4.87% of the interests in the Portfolio abstained.



EXHIBIT C
Item 77H

	All of the Registrant's interests are owned directly by portfolios of its two feeder funds, American Skandia Advisor Funds, Inc. and Skandia Advisor Funds ("SAF"), which invest all of their investable assets in corresponding Portfolios of the Registrant. During the semi-annual period ended October 31, 1999, the interest in the ASMT T. Rowe
Price International Equity Portfolio of the Registrant held by the Skandia T. Rowe Price International Equity Fund of
SAF increased to more than 25% of the Portfolio, and therefore the Skandia T. Rowe Price International Equity
Fund may be deemed to control the Portfolio. Conversely, the interest in the ASMT PIMCO Total Return Bond Portfolio held by the Skandia PIMCO Total Return Bond Fund of SAF decreased to less than 25% of the Portfolio, and therefore the Skandia PIMCO Total Return Bond Fund may be deemed to have ceased to control the Portfolio.



EXHIBIT D
Item 77O

	On May 25, 1999, the ASMT T. Rowe Price International Equity Portfolio of the Registrant purchased 785 American Depositary Shares of Korea Telecom Corp. from Morgan Stanley Dean Witter in an underwritten offering of 90,191,012 such shares in which Jardine Fleming, an affiliate of the Portfolio's Sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $27.56 per share.

On September 22, 1999, the ASMT T. Rowe Price
International Equity Portfolio of the Registrant purchased 1,969 American Depositary Receipts of ICICI Limited from Merrill Lynch in an underwritten offering of 29,761,574 such receipts in which Jardine Fleming, an affiliate of the Portfolio's Sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $9.80 per share.

	At its August 25, 1999 and November 30, 1999 meetings, the Registrant's Board of Trustees made the determinations required by rule 10f-3 under the Investment Company Act of 1940 for the transactions listed above based on information with regard to compliance with rule 10f-3 and the Registrant's rule 10f-3 procedures that was provided to it by the Portfolios' Investment Manager, which in turn had been provided to the Investment Manager by each Portfolio's Sub-advisor.